Exhibit 10.44

AMENDMENT TO

CONSULTING SERVICES AGREEMENT

This Amendment to Consulting Services Agreement (“Amendment”) is effective as of March 30, 2007 (“Effective Date”) by and between The Hauer Group, having its principal office at 7850 Southdown Road, Alexandria, VA 22308 (“Consultant”), and Emergent BioSolutions Inc., a Delaware corporation, having a business address at 2273 Research Blvd., Suite 400, Rockville, MD 20850 (“EMERGENT”).

WHEREAS, Consultant and Emergent executed an Consulting Services Agreement dated the 1st day of March 2006, a copy of which is attached hereto (the “Consulting Agreement”); and

WHEREAS, the term of the Consulting Agreement expires on March 31, 2007;

WHEREAS, Consultant and Emergent desire to amend the Consulting Agreement to extend the term of the Consulting Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, agree as follows:

1.    Amendments.As of the Effective Date of this Amendment, Section 8(a) of the Consulting Agreement is modified and amended as follows:

a.        Term and Termination.      This agreement shall become effective as of the date set forth above and shall continue in effect until March 31, 2008 (the “Term”) or until this Agreement otherwise terminates under this Section 8.

2.            No Further Amendments: The Consulting Agreement is not being modified or amended except for those amendments and modifications as are set forth in Section 1, above.

Hauer Amendment

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth in the preamble.

EMERGENT BIOSOLUTIONS INC.	THE HAUER GROUP

By: /s/	Daniel J. Abdun-Nabi	By: /s/Jerome Hauer

Name: Daniel J. Abdun-Nabi	Name: Jerome Hauer

Title: Senior Vice President,
Corporate Affairs General Counsel

2